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                                                                    Exhibit 10.2

                    SUPPLEMENTAL SAVINGS AND RETIREMENT PLAN
                          FOR KEY SALARIED EMPLOYES OF
                              MILLIPORE CORPORATION

                                    Amendment

     WHEREAS Millipore Corporation (the "Company") established the Supplemental Savings and Retirement Plan for Key Salaried Employees of Millipore Corporation (the "Plan"), effective January 1, 1985; and

     WHEREAS the Company retained the right to amend the Plan from time to time and to interpret its provisions; and

     WHEREAS the Company now desires to amend the Plan to provide for the transfer to the Mykrolis Corporation 2001 Deferred Compensation Plan for Senior Management of certain liabilities attributable to Participants whose employment is transferred to Mykrolis Corporation;

     NOW, THEREFORE, the Company adopts the following amendments, effective April 1, 2001:

      1. Section 3 is amended to add a new Section 3.6 to read as follows:

         "3.6 Mykrolis Corporation Employees. Effective April 1, 2001 (or such later date on which the Participant's employment is transferred from Millipore Corporation to Mykrolis Corporation), each Participant who becomes an employee of Mykrolis Corporation on or after such date shall cease to participate in the Plan and shall not be permitted to defer any further compensation pursuant to the Plan. In addition and subject to the consent of each affected Participant, effective as of such date the liability for all benefits due hereunder to all Participants who become employees of Mykrolis Corporation shall be transferred to the Mykrolis Corporation 2001 Deferred Compensation Plan for Senior Management ("Mykrolis Plan"). After such date, the affected Participants shall be entitled to benefits only from the Mykrolis Plan and shall not be entitled to any


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         benefits from this Plan. The transfer of employment from
         Millipore Corporation to Mykrolis Corporation shall not be deemed a termination of employment for purposes of this Plan, and effective April 1, 2001, Participants whose employment is transferred to Mykrolis Corporation shall not be entitled to a distribution hereunder."

     IN WITNESS WHEREOF, MILLIPORE CORPORATION has caused this document to be executed this 31st day of March, 2001.

                                            MILLIPORE CORPORATION



                                            By: /s/ Jeffrey Rudin
                                                --------------------------------
                                                Jeffrey Rudin
                                                Vice President, General Counsel


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